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                                                                      Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-81365) pertaining to the MailCoups, Inc. 401(k) Savings Plan of our report dated June 22, 2000, with respect to the financial statements and schedule of the MailCoups, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                            \s\Ernst & Young LLP

Hartford, Connecticut
June 22, 2000